                                                                    Exhibit 3(b)



                                  BY-LAWS


                                    OF


                       ALLEGHENY LUDLUM CORPORATION





                                     Revised:  2/2/95

                                  BY-LAWS

                                    OF

                       ALLEGHENY LUDLUM CORPORATION

                             TABLE OF CONTENTS
                             -----------------

ARTICLE I     MEETING OF SHAREHOLDERS                PAGE
---------     -----------------------                ----

Section 1     Place of Meetings                        1
Section 2     Annual Meetings                          1
Section 3     Special Meetings                         1
Section 4     Notice of Meetings                       1
Section 5     Quorum                                   1
Section 6     Voting                                   2
Section 7     Informal Action                          2
Section 8     Presence at Meetings                     2

ARTICLE II    DIRECTORS
---------     ---------

Section 1     Number, Qualifications, Election
               and Term of Office                      2
Section 2     Vacancies                                3
Section 3     Meetings of Directors                    3
Section 4     Powers of Directors                      4
Section 5     Informal Action                          4
Section 6     Telephone Participation in Meetings      4
Section 7     Compensation of Directors                4

ARTICLE III   COMMITTEES OF DIRECTORS
-----------   -----------------------

Section 1     Appointment and Powers                   4
Section 2     Appointment by Committees of
               Substitute Members                      5
Section 3     Procedure                                5
Section 4     Telephone Participation in Meetings      5

ARTICLE IV    OFFICERS
----------    --------

Section 1     Enumeration                              5
Section 2     Chairman of the Board                    6
Section 3     Chief Executive Officer                  6
Section 4     President                                6
Section 5     Vice-President                           6
Section 6     Secretary                                6
Section 7     Treasurer                                6
Section 8     Other Officers                           7
Section 9     Compensation                             7
Section 10    Additional Duties of Officers            7

                        --------------------------

ARTICLE V     STOCK                                  PAGE
---------     -----                                  ----

Section 1     Issuance of Stock                        7
Section 2     Certificate of Stock                     7
Section 3     Transfer of Stock                        7
Section 4     Lost, Stolen, Destroyed or
               Mutilated Certificates                  8
Section 5     Regulations                              8
Section 6     Holders of Record                        8
Section 7     Record Date                              8

ARTICLE VI    LIABILITY OF DIRECTORS
----------    ----------------------

Section 1     Directors' Personal Liability            9
Section 2     Preservation of Rights                   9

ARTICLE VIA   INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------   -----------------------------------------

Section 1     Mandatory Indemnification of
               Directors and Officers                  9
Section 2     Mandatory Advancement of Expenses
               to Directors and Officers               9
Section 3     Permissive Indemnification and
               Advancement of Expenses                10
Section 4     Scope of Indemnification                10
Section 5     Insurance                               10
Section 6     Funding to Meet Indemnification
               Obligations                            11
Section 7     Miscellaneous                           11
Section 8     Definition of Corporation               11
Section 9     Definition of Authorized
               Representative                         12

ARTICLE VII   GENERAL PROVISIONS
-----------   ------------------

Section 1     Corporate Seal                          12
Section 2     Fiscal Year                             12
Section 3     Authorization                           12
Section 4     Inapplicability of Subchapter 25E       12
Section 5     Inapplicability of Subchapter 25F       12
Section 6     Inapplicability of Subchapter 25G       13
Section 7     Inapplicability of Subchapter 25H       13

ARTICLE VIII  AMENDMENTS
------------  ----------

                                  BY-LAWS

                                    OF

                       ALLEGHENY LUDLUM CORPORATION

                                 ARTICLE I

                          MEETING OF SHAREHOLDERS


         Section 1.  Place of Meetings.  Meetings of the
                     ------------------
shareholders shall be held at the registered office of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be fixed by the Board of Directors or the person or persons calling the meeting.

         Section 2.  Annual Meetings.  The annual meetings of
                     ----------------
the shareholders for the election of directors and the transaction of such other business as may properly come before the same shall be held within one hundred fifty (150) days following the close of the Corporation's fiscal year at such date and time as shall be designated by the Board of Directors.

         Section 3.  Special Meetings.  Special meetings may be
                     -----------------
called at any time by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or the holders of not less than one-fifth (1/5) of all the outstanding shares entitled to vote at such meeting.

         Section 4.  Notice of Meetings.  A written notice
                     -------------------
stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered or mailed by the Secretary, or by the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and not more than ninety (90) days before the date of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than the announcement at the meeting at which such adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 5.  Quorum.  The presence, in person or by
                     -------
proxy, of the majority of the outstanding shares entitled to vote shall constitute a quorum. The shareholders present at a duly authorized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine; but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than quorum, shall nevertheless constitute a quorum for the purpose of electing the directors.

         Section 6.  Voting.  Except as otherwise provided by
                     -------
law or the Articles of Incorporation, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his name on the books of the Corporation. In each election of directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part; and he may cast the whole number of such votes for one (1) candidate or he may distribute them among any two (2) or more candidates. A majority of the votes cast shall decide every question or matter submitted to the shareholders unless otherwise provided by law or the Articles of Incorporation. The vote upon any matter submitted to the shareholders may be taken viva voce; provided, however, that the vote upon any question shall be by ballot if demand for the same is made by any shareholder or is directed by the chairman of the meeting.

         Section 7.  Informal Action.  Whenever the vote of the
                     ----------------
shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Corporation's Articles of Incorporation, the meeting, notice and vote of shareholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares.

         Section 8.  Presence at Meetings.  A shareholder may
                     ---------------------
participate in a meeting of the shareholders only if the shareholder or the shareholder's duly authorized proxy is physically present in person at the meeting. A shareholder or a proxy may not participate in a meeting of the shareholders by means of conference telephone or similar communications equipment.

                                ARTICLE II

                                 DIRECTORS

         Section 1.  Number, Qualifications, Election and Term
                     -----------------------------------------
of Office.  The number of directors to manage and control the
---------
affairs of the Corporation shall be as determined by the Board of Directors from time to time, but shall not be less than three (3). Directors need not be shareholders of the Corporation or residents of the Commonwealth of Pennsylvania. No person may serve as a director of the Company after such person becomes seventy-one years of age provided, however, that a person who becomes seventy-one years of age may complete the term for which such person was elected before such person became seventy-one years of age. Directors shall be elected by the shareholders at the annual meeting or any special meeting called for such purpose. Each director shall be elected to serve until the next annual meeting of the shareholders and until his successor is duly elected and qualified.

         The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the shareholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the shareholders thereafter; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of the shareholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

         Subject to the rights of holders of any series of Preferred Stock then outstanding, in the case of any increase in the number of directors of the Corporation the additional director or directors shall be elected by the Board of Directors.
No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director.

         Section 2.  Vacancies.  Vacancies in the Board of
                     ---------
Directors caused by death, resignation, increase in the number of directors or otherwise shall be filled by a majority vote of the remaining member or members of the Board; and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor is duly elected and qualified.

         Section 3.  Meetings of Directors.  Regular meetings of
                     ---------------------
the Board of Directors shall be held at such times and places as the Board of Directors may from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any three (3) directors (or, if less, a majority of the directors in office), by giving three (3) days' notice to each director by letter or telegram; but the presence of all directors at any special meeting shall ipso facto constitute a waiver of notice to be given of such meeting. No minimum number of special meetings and no more than one regular meeting of the Board of Directors need be called in any year. A majority of the directors in office shall constitute a quorum for the transaction of business, and actions may be taken by a majority of the members present at any meeting at which a quorum is present.

         Section 4.  Powers of Directors.  The directors shall
                     -------------------
manage the business and affairs of the Corporation.

         Section 5.  Informal Action.  Any action which may be
                     ---------------
taken at a meeting of the directors may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and shall be filed with the minutes of proceedings of the Board.

         Section 6.  Telephone Participation in Meetings.  Any
                     -----------------------------------
one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Section 7.  Compensation of Directors.  Each director
                     -------------------------
of the Corporation who is not a salaried officer or employee of the Corporation or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or any committee appointed by the Board as the Board may from time to time determine.

                                ARTICLE III

                          COMMITTEES OF DIRECTORS

         Section 1.  Appointment and Powers.  The Board of
                     ----------------------
Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each of which shall consist of one or more of the directors of the Corporation. To the extent provided in the resolution establishing any committee, such committee shall have and may exercise all of the powers and authority of the Board of Directors; provided, however, that no such committee shall have any power or authority as to the following:

         (i) The submission to the shareholders of the Company of any action requiring approval of the shareholders under the Pennsylvania Business Corporation Law of 1988;

         (ii) The creation or filling of vacancies in the Board of Directors;

         (iii) The adoption, amendment or repeal of the By-laws;

         (iv) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

         (v) Action on matters committed by the By-laws or resolution of the Board of Directors to another committee of the Board.

         Section 2.  Appointment by Committees of Substitute
                     ---------------------------------------
Members.  In the absence or disqualification of any member of any
-------
such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous action appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Section 3.  Procedure.  The Board of Directors may
                     ---------
establish reasonable rules and regulations for the conduct of the proceedings of any such committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board of Directors shall not exercise such powers, they may be exercised by the Committee.

         Section 4.  Telephone Participation in Meetings.  Any
                     -----------------------------------
one or more committee members may participate in a meeting of a committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                ARTICLE IV

                                 OFFICERS

         Section 1.  Enumeration.  The officers of the
                     -----------
Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and, in the discretion of the Board of Directors, such other officers as shall from time to time be chosen and appointed by the Board of Directors. Any two (2) or more offices may be held by one (1) person. Every officer of the Corporation shall hold his position at the will of the Board of Directors.

         Section 2.  Chairman of the Board.  The Chairman of the
                     ---------------------
Board shall preside at meetings of the Board of Directors and meetings of the shareholders, and he shall perform such other duties as shall be from time to time specified by the Board of Directors.

         Section 3.  Chief Executive Officer.  The Chief
                     -----------------------
Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors. The Chief Executive Officer shall sign certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been authorized by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders.

         Section 4.  President.  The President shall be the
                     ---------
Chief Executive Officer of the Corporation and shall report to the Board of Directors. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.

         Section 5.  Vice President.  The Vice President, or, if
                     --------------
there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6.  Secretary.  The Secretary shall keep a
                     ---------
record of the minutes of the proceedings of meetings of shareholders and directors and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all the books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall sign certificates for shares of the capital stock of the Corporation. The Secretary may, together with the Chief Executive Officer, execute on behalf of the Corporation any contract which has been authorized by the Board of Directors.

         Section 7.  Treasurer.  The Treasurer shall keep
                     ---------
accounts of all moneys of the Corporation received and disbursed, and shall deposit all moneys and valuables of this Corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate.

         Section 8.  Other Officers.  The duties and powers of
                     --------------
other officers who may from time to time be chosen by the Board of Directors shall be as specified by the Board of Directors at the time of the appointment of such other officers.

         Section 9.  Compensation.  The salaries of all officers
                     ------------
listed in Sections 2 through 8 of this Article shall be fixed by the Board of Directors.

         Section 10.  Additional Duties of Officers.  The Board
                      -----------------------------
of Directors may from time to time by resolution increase or add to the duties of the Chairman of the Board, the Chief Executive Officer, President, one or more Vice-Presidents, Secretary, Treasurer or any other officer chosen and appointed under the provisions of Section 8 of this Article IV.

                                 ARTICLE V

                                   STOCK

         Section 1.  Issuance of Stock.  Shares of capital stock
                     -----------------
of any class now or hereafter authorized, securities convertible into such shares or options or other rights to purchase such shares or securities may be issued or granted only in accordance with the authority granted by the Board of Directors.

         Section 2.  Certificate of Stock.  Certificates for
                     --------------------
shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or the President or a Vice President and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. Where any such certificate is signed by a registrar other than the Corporation or its employee, the signatures thereon of any officer of the Corporation and, where authorized by the Board of Directors, any transfer agent, may be facsimiles. All such certificates shall be numbered consecutively; and the name of the person owning the shares and the date of issue shall be entered on the books of the Corporation. In case any officer, transfer agent or registrar who has executed, by facsimile or otherwise, any share certificate shall have ceased to be such officer, transfer agent or registrar by reason of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue.

         Section 3.  Transfer of Stock.  Shares of capital stock
                     -----------------
of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. All stock certificates transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the transferee.

         Section 4.  Lost, Stolen, Destroyed or Mutilated
                     ------------------------------------
Certificates.  New certificates of stock may be issued to replace
------------
certificates of stock lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

         Section 5.  Regulations.  The Board of Directors shall
                     -----------
have power and authority to make all such rules and regulations not inconsistent with the By-laws as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

         Section 6.  Holders of Record.  The Corporation shall
                     -----------------
be entitled to treat the holder of record of any stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

         Section 7.  Record Date.  The Board of Directors may
                     -----------
fix a time prior to the date of any meeting of shareholders a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

                                ARTICLE VI

                          LIABILITY OF DIRECTORS

         Section 1.  Directors' Personal Liability.  A director
                     -----------------------------
of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, provided however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the act of November 28, 1986 (P.L. ___ No. 145) known as the Directors' Liability Act as in effect at the time of the alleged action or failure to take action by such director.

         Section 2.  Preservation of Rights.  Any repeal or
                     ----------------------
modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                ARTICLE VIA

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1.  Mandatory Indemnification of Directors and
                     ------------------------------------------
Officers.  The Corporation shall indemnify, to the fullest extent
--------
now or hereafter permitted by law (including but not limited to the indemnification provided by Section 8365 of the act of November 28, 1986 (P.L. ____ No. 145) known as the Directors' Liability Act), each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section 2.  Mandatory Advancement of Expenses to
                     ------------------------------------
Directors and Officers.  The Corporation shall pay expenses
----------------------
(including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as provided in Section 4 hereof.

         Section 3.  Permissive Indemnification and Advancement
                     ------------------------------------------
of Expenses.  The Corporation may, as determined by the Board of
-----------
Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section 3 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as provided in Section 4 hereof.

         Section 4.  Scope of Indemnification.  Indemnification
                     ------------------------
under this Article shall not be made by the Corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the act of November 28, 1986 (P.L. ___ No. 145) known as the Directors' Liability Act or any successor statute as in effect at the time of such alleged action or failure to take action.

         Section 5.  Insurance.  The Corporation shall purchase
                     ---------
and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors, or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or
(ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

         Section 6.  Funding to Meet Indemnification
                     -------------------------------
Obligations.  The Board of Directors, without approval of the
-----------
shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 5 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

         Section 7.  Miscellaneous.  Each director and officer
                     -------------
of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Any repeal or modification of this Article by the shareholders or the Board of Directors of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

         Section 8.  Definition of Corporation.  For purposes of
                     -------------------------
this Article, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent
Corporation (including any constituent of a constituent) absorbed

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in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent Corporation shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

         Section 9.  Definition of Authorized Representative.
                     ---------------------------------------
For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

                                ARTICLE VII

                            GENERAL PROVISIONS

         Section 1.  Corporate Seal.  The Corporate seal of the
                     --------------
Corporation shall be a circular seal with the name of the Corporation and state of incorporation around the border or a seal in such form as the Board of Directors shall from time to time determine.

         Section 2.  Fiscal Year.  The fiscal year of the
                     -----------
Corporation shall be as designated by the Board of Directors.

         Section 3.  Authorization.  All checks, notes,
                     -------------
vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4.  Inapplicability of Subchapter 25E.
                     ---------------------------------
Subchapter E of Chapter 25 of the Pennsylvania Business
Corporation Law of 1988, as amended (former Section 910 of the
Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.

         Section 5.  Inapplicability of Subchapter 25F.
                     ---------------------------------
Subchapter F of Chapter 25 of the Pennsylvania Business
Corporation Law of 1988, as amended (former Section 911 of the
Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.

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         Section 6.  Inapplicability of Subchapter 25G.
                     ---------------------------------
Subchapter G of Chapter 25 of the Pennsylvania Business
Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

         Section 7.  Inapplicability of Subchapter 25H.
                     ---------------------------------
Subchapter H of Chapter 25 of the Pennsylvania Business
Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

                               ARTICLE VIII

                                AMENDMENTS

         These By-laws may be amended by the affirmative vote of the holders of a majority of the shares of common stock of the Corporation or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the directors, provided that notice of the proposed amendment shall have been included in the notice of the meeting of the shareholders or directors, as the case may be.

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